WATERSHED-GOGAMA GOLD CAMP AGREEMENT

THIS AGREEMENT is made as of the 5th day of December, 2003.

BETWEEN:		BOARDWALK CREATION LTD.
			4 Princess Street
			Orangeville, Ontario L9W 3V5
								("Vendor")

AND:			OSPREY GOLD CORP.
			35 Commerce Road
			Orangeville, Ontario L9W 3X5

								("Purchaser")

WHEREAS, the Vendor is the owner of the facility known as the Watershed-Gogama Gold Camp and also known as the Boardwalk Camp
(previously known as Camp 303 - Domtar) located at or near the Watershed Intersection of Highway 144, Gogama Region.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto( "Parties") agree as follows:

1.	The Vendor hereby agrees to transfer all its rights and
interest in the facility on the terms set out in this Agreement, subject to a 2% net smelter return (retained by DOMTAR INC.) on all minerals and industrial products
("N.S.R.") as well as the right to harvest trees ("Harvesting
Rights") which are also retained by DOMTAR INC.

2.	The Purchaser agrees to pay the Vendor $1,500,000.00 to be
paid by way of the issuance of 2,000,000 shares of Osprey Gold
Corp. and a demand note for U.S. $500,000.00.

3.	The Purchaser acknowledges that the purchase of the Assets of the buildings is at his or her own risk and hereby agrees to make no claims against the Seller based on alleged representations, warranties (apart from the warranties expressly set out able) or collateral agreements, relating to the fitness of the Assets listed above for any particular purpose or for their safe use.

4.	The Real Property transferred pursuant to the Agreement:

(a)	does not constitute a supply of a residential complex
made to an individual
for the purposes of paragraph 221(2)(b) of the ETA; and

(b)	is being purchased by the Purchaser as principal for its
own account and is not being purchased by the Purchaser as an agent, trustee, or otherwise on behalf of or for another person.

5.	The Purchaser will indemnify and save harmless the Vendor from any GST, penalty, interest or other amounts which may be payable by or be assessed against the Vendor under the ETA as a result of or in connection with the Vendor's failure to collect and remit any GST applicable on the sale and conveyance of the Real Property to the Purchaser by the Vendor.

6.	The Purchaser has applied for and is awaiting for a GST
number assignment.

DATED at Orangeville this 5th day of December, 2003.



BOARDWALK CREATION LTD.			OSPREY GOLD CORP.




Per:  /s/ Betty North                   Per: /s/ Douglas Budden
---------------------                   -----------------------
Betty North, President                  Doug Budden, Vice-President